Exhibit 10.1

                          TRANSFER AND ASSIGNMENT

     THIS TRANSFER AND ASSIGNMENT is executed as of June 29, 2001, by and among WasteMasters Holding, Inc., a Delaware corporation (the
"Assignor"), and Environmental Energy Services, Inc. (the "Assignee").

     WHEREAS, the Assignor owns the assets (hereinafter, the "Assets") identified on Exhibit A attached hereto, which assets the parties agree have an aggregate fair market value equal to $1,409,561;

     WHEREAS, the Assignee has agreed to purchase the Assets for consideration equal to their fair market value by the assumption of the liabilities identified on Exhibit B attached hereto in the amount of $1,342,500, and the other consideration specified herein;

     NOW THEREFORE, for the consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Assignor and Assignee hereby agree as follows:

     1. Transfer and Assignment. Assignor hereby sells, transfers, assigns, delivers and conveys to the Assignee all right, title and interest of Assignor in and to the Assets for the Purchase Price, including any documents, memos, accounting records, or files relating or pertaining to the Assets.

     2. Purchase Price. In consideration for the purchase of the Assets pursuant to Paragraph 1 herein, the Assignee hereby agrees to pay the liabilities identified on Exhibit B, and to pay the Assignor $67,061 pursuant to the Promissory Note attached hereto as Exhibit C. The Assignee hereby agrees to indemnify and hold the Assignor harmless against any claim or liability asserted against the Assignor from the persons listed in Exhibit B attached hereto.

     3. Adjustment of Purchase Price. In the event the validity of this transaction is ever challenged by a creditor or shareholder of the Assignor in a court of law, and the court enters a final, nonappealable judgment containing a finding that the total Purchase Price for the Assets was less than the fair market value of the Assets, then the Assignee shall immediately pay the Assignor the amount of such difference between the total Purchase Price of the Assets and the fair market value of the Assets as found by said court.

     4. Release of Assignor. In consideration for the transactions effectuated herein, the Assignor hereby releases and discharges the Assignee from any claim or liability which it may have against the Assignee and its subsidiaries, and the Assignor hereby agrees to indemnify and hold the Assignee harmless against any such claim or liability, including attorney's fees incurred in defense of such claim or liability, which the Assignor may have against the Assignee and its subsidiaries. The Assignor agrees that he shall not take any act in any capacity to cause the Assignor to assert any claim or cause of action against the Assignee or assist any party in asserting any claim or cause of action of the Assignor against the Assignee.

     5. Survival of Assignment. The provisions of this Assignment shall survive the consummation of the transactions provided for herein.

     6. Governing Law. This instrument shall be construed and enforced in accordance with and governed by the laws of the State of Georgia.

     7. Binding Effect. This instrument shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, Assignor and Assignee have executed and sealed this Assignment as of the day and year first above written.

                                           ENVIRONMENTAL ENERGY SERVICES,
                                           INC.:

                                           /s/ A. Leon Blaser
                                           By: A. Leon Blaser


                                           WasteMasters Holdings, Inc., a
                                           Delaware corporation

                                           /s/ A. Leon Blaser
                                           By:  A. Leon Blaser, President





                                      EXHIBIT A

                                      Asset

Advance - Startec

GECL Stock (1.2mm shares)

Startec

Startec Royalty

Investment in Ace Waste

Note receivable - Ace

Interest in Appalachian Environmental Energy, Inc.

Note receivable - Fairview



                               EXHIBIT B

Liability                                          Amount

Notes payable to Julius W. Basham                 $300,000

Notes payable to Mallard Landing, LLC             $200,000

10% Senior Secured Convertible Debentures         $375,000

Loan from Schur Partners                          $146,000

Accrued Interest, penalties and
attorney's fees on loans (est.)                   $150,000

Account payable - Turner Jones (est.)             $40,000

Account payable - Mottern, Fisher &
Goldman (est.)                                    $80,000

Advance - RJM, PC                                 $12,500

Account payable - Etskovitz (est.)                $15,000

Account payable - Harris, Finley & Bogle (est.)   $11,000

Account payable - Stutzman & Bromberg (est.)      $10,000

Account payable - Tauber & Balser, P.C.           $3,000

Total Liabilities to be Assumed:                  $1,342,500.00




                                    EXHIBIT C

                                PROMISSORY NOTE

     FOR VALUE RECEIVED, Environmental Energy Services, Inc.
(hereinafter referred to as the "Maker"), jointly and severally, promises to pay to the order of WasteMasters Holdings, Inc. ("Holder"), or assigns, at 205 South Bickford, El Reno, Oklahoma 73036, or at such other place as the Holder may from time to time designate in writing to the Maker, in lawful money of the United States of America, the principal sum of Sixty-Seven Thousand and Sixty-One Dollars and No Cents ($67,061) or so much thereof as may be hereafter disbursed, together with interest thereon from date set forth below at the rate of eight (8%) percent per annum, simple interest, until maturity. The interest due under this Note shall be paid semi-annually, with all principle outstanding under this Note being due and payable on the second anniversary of this Note.

     Interest shall accrue only on the amount of principal actually outstanding from time to time. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty or premium. Any payment of principal or interest on this Note which is not made when due, as herein provided, shall bear interest at the same rate specified above unless the Note is accelerated, in which case interest shall accrue as specified in the following paragraph.

     Upon the failure of the Maker to pay, when due, any one of the installments hereon, the Holder shall have the option and right to declare the amount of the total unpaid principal balance hereafter due and payable if the Maker fails to cure such default within ten (10) days after written notice to Maker of a notice of default and intention to accelerate sent to the Maker by certified or registered mail to the last address of Maker known to the Holder. Upon acceleration of the unpaid principal balance pursuant to this Note, all amounts due under the Note will bear interest at 12% per annum until paid in full.

     If from any circumstances whatsoever fulfillment of any provision of this Note at the time performance of such provision shall be due shall involve transcending the limit prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

     Presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices are hereby waived by Maker. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed
(1) as a novation of this Note or as a restatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of the Holder thereafter to insist upon strict compliance with the terms of this Note, or (2) to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Maker under this Note, either in whole or in part, unless the Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any statute of limitations, any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement and exemption now provided, or which may hereafter by provided, by the Constitution and laws of the United States of America and of any state thereof, against the enforcement and collection of the obligations evidenced by this Note.

     This Note shall be convertible at the office of Maker, and at such other place or places, if any, as the Board of Directors of the Maker may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest l/100th of a share) of Common Stock of the Maker. The number of shares of Common Stock issuable upon conversion of this Note shall be equal to the amount of principle and interest due under this Note divided by the Conversion Price in effect at the time of conversion determined as hereinafter provided. The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be initially $0.10 per share of Common Stock; provided, however, that such Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. No payment or adjustment shall be made in respect of dividends previously declared and paid on the Common Stock upon conversion of this Note into shares of Common Stock. If the Maker elects to prepay part or all of this Note, such right of conversion shall cease and terminate, as to the portion designated for prepayment, at the close of business on the prepayment date, unless the Maker defaults in the prepayment. Further, if conversion is designated, only the face amount of the Note herein shall be used to calculate the number of shares issued hereunder. No fractional shares of Common Stock will be issued, and instead the number of shares of Common Stock to be issued on conversion of this Note will, to the extent necessary, be rounded up to the nearest whole number of shares. The Holder may only convert this Note in full, and may not less than all of this Note.

     Before the Holder of this Note shall be entitled to convert the same into Common Stock, the Holder shall surrender this Note to the Maker, duly endorsed to the Maker or in blank, at the office of the Maker or at such other place or places, if any, as the Board of Directors of the Maker has designated, and shall give written notice to the Maker at said office or place that it elects to convert the same and shall state in writing therein the name or names (with addresses) in which it wishes the certificate or certificates for Common Stock to be issued. The Maker will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder, or to its nominee or nominees, certificates for the number of full shares of Common Stock to which it shall be entitled as aforesaid. This Note shall be deemed to have been converted as of the close of business on the date of the surrender of the Note for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the close of business on such date.

     The Conversion Price in effect at any time shall be subject to adjustment as follows:

     (i) In case the Maker shall (A) declare a dividend on its Common Stock in shares of its capital stock, (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Maker is the continuing corporation) any shares of its capital stock, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that if this Note is surrendered for conversion after such time, the Holder shall be entitled to receive the kind and amount of shares of Common Stock which it would have owned or have been entitled to receive had this Note been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

     (ii) In case the Maker shall distribute to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Maker is the continuing corporation) evidences of its indebtedness or assets (excluding dividends or other distributions paid out of earned surplus), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the fair market value (as determined by the Board of Directors of the Maker, whose determination shall be conclusive and described in a Board Resolution of the Maker filed with the Transfer Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock on the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business of the day following the date fixed for the determination of stockholders entitled to receive such distribution.

     (iii) For the purpose of any computation under paragraph (ii) above, the "Current Market Price" on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for 20 consecutive business days selected by the Maker commencing 35 business days before such date. The closing price for each day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if it is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Maker for that purpose, or, if no member of the National Association of Securities Dealers, Inc. furnishes a bid or ask price for the Common stock, the book value of the Common Stock as determined from an unaudited balance sheet of the Maker prepared according to generally accepted accounting principles as of a date which is 90 days preceding the date of the conversion.

     (iv) All calculations under this paragraph (6) shall be made to the nearest cent or the nearest l/100th of a share, as the case may be.

     (v) In case of any consolidation or merger of the Maker with or into any other corporation (other than a consolidation or merger in which the Maker is the continuing corporation), or in case of any sale or transfer of all or substantially all of the assets of the Maker, the Holder of this Note shall after such consolidation, merger, sale or transfer have the right to convert this Note into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, sale or transfer if he had held the Common Stock issuable upon the conversion of this Note immediately prior to such consolidation, merger, sale or transfer.

     (vi) In the event that at any time, as a result of an adjustment made pursuant to paragraph (i) above, the holder of this Note surrendered for conversion shall become entitled to receive any securities other than shares of Common Stock, thereafter the amount of such other securities so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (i) to (v), inclusive, above, and the provisions of this paragraph (6) with respect to the Common Stock shall apply on like terms to any such other securities.

     (vii) No adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least l% in such price; provided, however, that any adjustments which by reason of this paragraph (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     Whenever the Conversion Price is adjustable as herein provided, the Maker shall notify the Holder of this Note of the change in the Conversion Price within 30 days of any such change.

     The Maker will at all times reserve, keep available and be prepared to issue, free from any preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting conversion of this Note, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Notes. The Maker shall from time to time, in accordance with the laws of the State of Georgia, endeavor to amend its Certificate of Incorporation to increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall be not sufficient to permit the conversion of this Note and all other securities of the Maker which are convertible into Common Stock. The Maker shall, if any shares of Common Stock required to be reserved for issuance upon conversion of this Note pursuant to this paragraph (6) require registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon such conversion, endeavor to cause such shares to be so registered or approved as expeditiously as possible.

     The Maker will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of this Note pursuant hereto. The Maker shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Common Stock in a name other than that in which this Note so converted was originally issued, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Maker the amount of any such tax or has established to the satisfaction of the Maker that such tax has been paid.

     At any time that the Current Market Price of the Common Stock exceeds the Conversion Price, the Maker may convert this Note into shares of Common Stock at the Conversion Price. The Maker may exercise such right by delivering a notice of conversion to the Holder at the Holder's last known address. After sending such notice, the Holder shall surrender this Note to the Maker, duly endorsed to the Maker or in blank, at the office of the Maker or at such other place or places, if any, as the Board of Directors of the Maker has designated, and shall give written notice to the Maker at said office or place of the name or names (with addresses) in which it wishes the certificate or certificates for Common Stock to be issued. The Maker will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder, or to its nominee or nominees, certificates for the number of full shares of Common Stock to which it shall be entitled as aforesaid. This Note shall be deemed to have been converted as of the close of business on the date of the Maker sends a notice of conversion to the Holder, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the close of business on such date.

     In the event that this Note is collected by law or through an attorney at law, or under advice therefrom, the Maker agrees to pay all costs of collection, including reasonable attorneys' fees.

     This Note shall be governed by the laws of the State of Georgia.

     Given under the hand and seal of the undersigned, the date and year indicated below.

     Dated: this 29th of June, 2001.

ENVIRONMENTAL ENERGY SERVICES, INC.,

/s/ A. Leon Blaser
By: A. Leon Blaser, Chief Executive
Officer